As filed with the Securities and Exchange Commission on October 27, 2006

Registration No. 333-138211

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAD TOYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	94-3371514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2344 Woodbridge Avenue

Kingsport, Tennessee 37664

(Address of Principal Executive Offices) (Zip Code)

Bad Toys Holdings, Inc. 2006 Stock Plan

(Full title of the plan)

Larry N. Lunan

Chief Executive Officer

Bad Toys Holdings, Inc.

2344 Woodbridge Avenue

Kingsport, Tennessee 37664

(Name and address of agent for service)

(423) 247-9560

(Telephone number, including area code, of agent for service)

Copy to:

Law Offices of Clinton L. Hubbard

2 Park Plaza, Suite 300

Irvine, CA 92614

(949) 475-4480

(949) 833-2067

Explanatory Note

Amendment No. 1 to the Registration Statements on Form S-8

Filed on October 25, 2006

Bad Toys Holdings, Inc. (the “Company”) is filing this amendment to Form S-8 Registration Statement, as filed with the Securities and Exchange Commission on October 25, 2006 (the “Original Filing”). The purpose of filing this Amendment is to correct a the heading of an the exhibit identified as EX-5.1 Opinion of legal counsel and the letterhead of exhibit EX-5.1.

We are amending Exhibit 5.1 for the heading of the exhibit and the letterhead of exhibit 5.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Bad Toys Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingsport, State of Tennessee, on October 27, 2006.

Bad Toys Holdings, Inc.

/s/ Larry N. Lunan
Larry N. Lunan, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Larry N. Lunan, as attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming anything the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Larry N. Lunan Larry N. Lunan	Chairman of the Board of Directors President and Chief Executive Officer	October 27, 2006

/s/ T. Alan Walls T. Alan Walls	Chief Financial Officer and Secretary	October 27, 2006

/s/ Roger A. Warren Roger A. Warren	Director	October 27, 2006

/s/ Clinton L. Hubbard Clinton L. Hubbard	Director	October 27, 2006